Exhibit 99.1

Etsy to Acquire Reverb, a Leading Online Marketplace

for New, Used and Vintage Musical Instruments

Transaction creates an e-commerce collective for passionate and creative buyers and sellers

BROOKLYN, N.Y. (July 22, 2019) — Etsy, Inc. (NASDAQ: ETSY), the global marketplace for unique and creative goods, has signed a definitive agreement to acquire Reverb Holdings, Inc., a privately held marketplace for new, used and vintage music gear for $275 million in cash, subject to certain adjustments with respect to cash, debt, working capital, transaction expenses and the value of equity awards granted in connection with the transaction. Reverb, which will operate as a standalone business when the deal closes, was founded in Chicago in 2013 on the principle that buying musical instruments should be easy and affordable. Reverb’s sellers are generally individuals, brick and mortar retailers, dealers of all sizes, and high-profile artists.

The music gear industry is unique in that items are often bought and resold, numerous times. Traditionally, musicians only had access to instruments they could find locally or on resale websites that weren’t tailored to the music industry. Similarly, musical instrument retailers were often limited to regional customers and musicians had fewer options for reselling used gear. Reverb has created a destination for the global music community to come together online. This gives sellers a global audience and musicians around the world access to more inventory and rare, highly-coveted items. The result is a liquid marketplace that fosters a loyal and passionate user base. In fact, many Reverb users are both buyers and sellers.

Josh Silverman, Etsy, Inc. CEO, commented, “Vibrant two-sided marketplaces are lightning in a bottle - there are only a handful of them operating at scale - and Reverb is one. This transaction is a great strategic fit that firmly aligns with our mission of keeping commerce human. Reverb is the “Etsy” of musical instruments, with significant competitive advantages, and we see tremendous value and untapped potential in the business.”

“There are a number of similarities between the levers of growth for Etsy and Reverb,” continued Silverman, “such as improving search and discovery, making selling and buying easier, and building a global brand and user community. We have been successfully implementing these types of initiatives at Etsy for two years now, and are confident that we can similarly impact Reverb’s business. We look forward to welcoming Reverb’s talented employees to the Etsy family as we work to better serve our buyers and sellers and drive value for our stakeholders.”

David Kalt, Reverb’s founder and CEO said, “In a short amount of time, we’ve built a community that musicians from all walks of life turn to for income to support their families, inspiration to fuel their passions, instruments to create new music, and so much more. We’re excited to continue growing our marketplace, team, and community as part of Etsy. We’ve always found inspiration in Etsy. In fact, the company gave me the confidence to launch Reverb when I saw the need for a musician’s marketplace in 2013. We’re excited to align ourselves with a marketplace that has been supporting artists, makers, and creative entrepreneurs for nearly 15 years. Together, we’ll continue to create a destination online where the music industry connects over the perfect piece of gear.” Kalt has decided this is the right time for him to make a transition, and will continue to serve as CEO until Etsy identifies a new leader of the business. He will remain closely involved to provide leadership and support following the closing.

Transaction Rationale

•	Reverb enables Etsy to expand into a new vertical, with a company that has a similar strategy and business model.

•	Reverb has built a strong brand in a large, fragmented market, with healthy growth dynamics.

•	The marketplace offers its sellers on-site product promotion and has a strong content-driven marketing strategy; it is in the early stages of leveraging its platform for additional revenue growth.

•	Reverb’s seller base spans many countries, with key markets including some of the same ones as Etsy, such as the U.S., Canada, UK, France, Germany and Australia.

•	Leveraging Etsy’s expertise, we believe that Reverb will be better positioned to capture addressable market opportunities and drive repeat visits.

Rachel Glaser, Etsy’s CFO commented, “As we have said, our M&A strategy looks to put our capital to work in an opportunistic way - finding great businesses at the right value - and we believe Reverb is just that. Reverb shares our mission, has a nearly identical business model, a strong brand in a large, fragmented market, and healthy growth dynamics. We plan to run Reverb as a standalone business, sharing knowledge and best practices across key marketplace growth areas such as marketing, seller services, and international.”

The transaction is currently expected to close in late third quarter or early fourth quarter of 2019, subject to Hart-Scott-Rodino review and other customary closing conditions. Etsy plans to provide information on any impact to our previously provided financial guidance following the completion of the transaction.

About Etsy

Etsy, Inc. is the global marketplace for unique and creative goods. Our mission is to keep commerce human, and we’re committed to using the power of business to strengthen communities and empower people. We connect millions of buyers and sellers from nearly every country in the world. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

About Reverb

Reverb is a leading online marketplace dedicated to buying and selling new, used, and vintage musical instruments. Since launching in 2013, Reverb has grown into a vibrant community of buyers and sellers all over the world. By focusing on inspiring content, price transparency, musician-focused, eCommerce tools, a music-savvy customer service team, and more, Reverb has created an online destination where the global music community can connect over the perfect piece of music gear. A portion of each sale on Reverb goes to Reverb Gives, which provides youth music programs all over the world with the instruments they need to make music.

Contacts:

Investor Relations Contact:

Etsy, Deb Wasser, Vice President, Investor Relations: dwasser@etsy.com

or

Etsy, Gabe Ratcliff, Senior Manager, Investor Relations: gratcliff@etsy.com

Media Relations Contact:

Etsy, Kelly Clausen, Director, Corporate Communications

press@etsy.com

Cautionary Statement Regarding Forward-Looking Statements

This press release (including statements quoted in this press release) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements related to the potential benefits of the transaction and expected synergies, the anticipated timing of the transaction, anticipated impact of the Etsy levers for growth on Reverb’s business and the anticipated value and potential of Reverb’s business.

Forward-looking statements include all statements that are not historical fact. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include completion of this transaction and execution of our business strategy and international expansion plans, the success of our investments and marketing efforts, our active and engaged community of Etsy sellers and Etsy buyers, the growth and performance of our platform, and other risks and uncertainties that are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and subsequent reports that we file with the Securities and Exchange Commission.

Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.